UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

POWER-ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Calle Plano Camarillo, California 93012

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (805) 987-8741

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2008, Gayla  J. Delly submitted her resignation as a  director of Power-One, Inc. (the “Company”) effective immediately.  Ms. Delly served on the Company’s Audit Committee and Compensation Committee and served as the “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.  Ms. Delly resigned in order to devote more time to her business activities.  Her resignation was not due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

Effective November 17, 2008, the Board of Directors of the Company appointed Jon Gacek to serve as a director of the Company.  Mr. Gacek was also appointed as the Chairman of the Audit Committee and will serve as the audit committee financial expert.  Mr. Gacek has not been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

On November 19, 2008, the Company issued a press release announcing Ms. Delly’s resignation from the Board of Directors and the appointment of Mr. Gacek to the Board of Directors.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Power-One, Inc. dated November 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One, Inc.

Dated: November 19, 2008	/s/ Linda C. Heller
	By:	Linda C. Heller
	Its:	Senior Vice President Finance, Treasurer,
Chief Financial Officer, and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Power-One, Inc. dated November 19, 2008.